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             FORM OF OPINION OF STRADLEY RONON STEVENS & YOUNG, LLP

                           ________________ ____, 2006

Delaware Investments Minnesota
    Municipal Income Fund [III], Inc.
2005 Market Street
Philadelphia, Pennsylvania  19103

              RE: ACQUISITION OF DELAWARE INVESTMENTS MINNESOTA MUNICIPAL INCOME
                  FUND [III], INC. BY DELAWARE INVESTMENTS MINNESOTA MUNICIPAL INCOME FUND II, INC.
                  --------------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Delaware Investments Minnesota Municipal Income Fund [III], Inc., a Minnesota corporation ("Acquired Fund") and Delaware Investments Minnesota Municipal Income Fund II, Inc., a Minnesota corporation, ("Acquiring Fund") in connection with the Agreement and Plan of Acquisition by and between Acquired Fund and Acquiring Fund, dated as of ______________ ____, 2006 (the "Plan"). The Plan provides for a transaction (the "Acquisition"), which will consist of: (i) the acquisition by Acquiring Fund of substantially all of the property, assets and goodwill of Acquired Fund in exchange solely for
(a) full and fractional shares of common stock, par value $0.01 per share, of Acquiring Fund ("Acquiring Fund Common Shares"), and (b) shares of Municipal Income Preferred Shares, Series [C/D], par value $0.01 per share and liquidation preference $50,000 per share, of Acquiring Fund ("Acquiring Fund Preferred Shares," and together with Acquiring Fund Common Shares, the "Acquiring Fund Shares"), (ii) the pro rata distribution of such Acquiring Fund Shares to the shareholders of the Acquired Fund according to their respective interests in complete liquidation of Acquired Fund, and (iii) the dissolution of Acquired Fund as soon as is practicable after the closing of the Acquisition (the "Closing"). This opinion is provided in accordance with Section 8(h) of the Plan.

         In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

     A. The Plan, as executed, certified as true and correct on the date hereof by the Assistant Secretary of Acquiring Fund;

     B. The By-Laws of Acquiring Fund ("By-Laws"), certified as true and correct on the date hereof by the Assistant Secretary of Acquiring Fund;

     C. A certified copy of the Articles of Incorporation of Acquiring Fund (the "Articles"), on file with the Secretary of State of the State of Minnesota (the "Secretary") as it has been amended to date;

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Delaware Investments Minnesota
    Municipal Income Fund [III], Inc.
________________  ____, 2006
Page 2

     D. Certain minutes of proceedings of the Board of Directors of Acquiring Fund, including resolutions adopted by such Board in meetings of such Board, certified as true and correct on the date hereof by the Assistant Secretary of Acquiring Fund;

     E. The Proxy Statement/Prospectus circulated in connection with the Joint Special Meeting of Shareholders of Acquiring Fund, held on December 9, 2005, as adjourned (the "Meeting"), together with the Notice of Joint Special Meeting of Shareholders of Acquiring Fund relating thereto, the related registration statement of Acquiring Fund on Form N-14, as amended, and certain minutes of such Meeting, certified as true and correct on the date hereof by the Assistant Secretary of Acquiring Fund;

     F. Acquiring Fund's registration on Form N-8A and its registration statement on Form N-2, as such disclosures have been amended to date by any: (i) amendments to Acquiring Fund's Form N-8A or Form N-2 filed with the U.S. Securities and Exchange Commission; (ii) press releases issued on behalf of Acquiring Fund; and (iii) Acquiring Fund's annual or semi-annual reports sent to shareholders pursuant to Section 30 of the Investment Company Act of 1940, as amended (the "1940 Act") (together with the materials referenced in (E) above, the "Acquiring Fund Disclosure Documents");

     G. A certificate of good standing of Acquiring Fund issued by the Secretary on the date hereof; and

     H. An opinion of counsel from Minnesota counsel to the Acquired Fund and Acquiring Fund.

         We have assumed, and therefore have not verified independently, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We are relying on certificates of the officers of Acquiring Fund with regard to matters of fact and certain certifications and on written statements of governmental officials with respect to the good standing of Acquiring Fund. Other than our review of the documents set forth above, we have not reviewed any other documents or made any independent investigation for the purpose of rendering this opinion. We make no representations as to the scope or sufficiency of our document review for your purposes.

         We have assumed that (i) the execution, delivery and performance of the Plan by Acquired Fund does not and will not conflict with, result in a breach of or constitute a default or require any consent under, any agreement, indenture or instrument to which Acquired Fund is a party or by which Acquired Fund is bound, (ii) the execution, delivery and performance of the Plan by each of the parties thereto does not and will not violate or conflict with any provision of any judgment, order, writ, injunction or decree of any court or governmental authority applicable to it or any of its respective property, and (iii) no action other than the authorization, execution and delivery of the Plan, the authorization and approval of the Acquisition and the Closing pursuant thereto, has been taken to dissolve or terminate Acquiring Fund or Acquired Fund.

         The opinions hereinafter expressed are subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws now or hereafter in effect affecting generally the enforcement of creditors' rights and to general equitable principles or any


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Delaware Investments Minnesota
    Municipal Income Fund [III], Inc.
________________  ____, 2006
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principles of public policy limiting the right to enforce indemnification provisions. In connection with the opinions expressed in paragraph (7) below with respect to the legality, validity and binding nature of the Plan, we express no opinion as to the remedies conferred upon any party by the Plan or the remedy that any court, other governmental body or agency, or arbitrator may grant, impose, or render.

         The phrase "actual knowledge" when used in the opinions herein expressed with respect to the existence or absence of certain matters, and the phrase "nothing has come to our attention that causes us to believe" in opinion
(8), is based upon the conscious awareness of facts or other information by the undersigned and by other lawyers in this firm who have had active involvement in negotiating the transactions contemplated by this opinion letter and does not include knowledge that might be obtained by review of this firm's files. We have not, except as otherwise set forth herein, undertaken any independent investigation to determine the existence or absence of those matters, and no inference as to our knowledge of the existence or absence of those matters should be drawn from our representation of Acquiring Fund or Acquired Fund.

         The following opinions are limited to the laws of the State of Minnesota. The following opinions are given only with respect to laws, regulations or orders that are currently in effect.

         Based upon and subject to the foregoing and the following, it is our opinion that as of the date hereof:

     1. Acquiring Fund is a corporation incorporated under the laws of the State of Minnesota, and is a validly existing corporation and in good standing under the laws of that State;

     2. The authorized capital of Acquiring Fund consists of 201,000,000 shares consisting of 200,000,000 shares of Acquiring Fund Common Shares, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01, which are divided into four series: Municipal Income Fund Preferred Shares, Series A, of which there are currently 600 shares issued and outstanding; Municipal Income Fund Preferred Shares, Series B, of which there are currently 600 shares issued and outstanding; Municipal Income Preferred Shares, Series C, of which there are 400 shares authorized and unissued; and Municipal Income Fund Preferred Shares, Series D, of which there are 300 shares authorized and unissued; assuming that the initial shares of each class and series of Acquiring Fund were issued in accordance in all material respects with the 1933 Act, Acquiring Fund Disclosure Documents, Articles and By-Laws, and that all other outstanding shares of Acquiring Fund were sold, issued and paid for in accordance in all material respects with the terms of Acquiring Fund's prospectus in effect at the time of such sales, each such outstanding share is fully paid and non-assessable and, with respect to Acquiring Fund Common Shares, freely transferable, all in accordance with the terms of the Acquiring Fund Disclosure Documents, Articles and By-Laws.
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Delaware Investments Minnesota
    Municipal Income Fund [III], Inc.
________________  ____, 2006
Page 4

     3. Acquiring Fund is a closed-end investment company of the management type registered as such under the 1940 Act;

     4. Except as disclosed in the Acquiring Fund Disclosure Documents, have no actual knowledge of any material suit, action or legal or administrative proceeding pending or threatened against Acquiring Fund, the unfavorable outcome of which would materially and adversely affect Acquiring Fund;

     5. Acquiring Fund Shares to be issued pursuant to the terms of this Plan have been duly authorized and, when issued and delivered as provided in the Plan, the applicable Acquiring Fund Disclosure Documents, Articles and By Laws, will have been validly issued and fully paid and will be non-assessable by Acquiring Fund;

     6. All corporate actions required to be taken by Acquiring Fund to authorize this Plan and to effect the Acquisition contemplated hereby have been duly authorized by all necessary action on the part of Acquiring Fund;

     7. The execution, delivery or performance of this Plan by Acquiring Fund will not violate any provision of the Acquiring Fund Disclosure Documents, Articles or By-Laws, or the provisions of any agreement or other instrument of which we have actual knowledge to which Acquiring Fund is a party or by which Acquiring Fund is otherwise bound, and this Plan is the legal, valid and binding obligation of Acquiring Fund and is enforceable against Acquiring Fund in accordance with its terms; and

     8. The Acquiring Fund registration statement on N-14, as amended, has been declared or, by operation of rule, has become effective under the 1933 Act, and, to the best our actual knowledge, no stop order suspending the effectiveness of such registration statement has been issued, and no proceedings for such purpose have been instituted or are pending before or threatened by the SEC under the 1933 Act, and nothing has come to our attention that causes us to believe that, at the time such registration statement became effective, or at the Closing, such registration statement (except for the financial statements and other financial and statistical data included therein, as to which we do not express an opinion), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and to the best of our actual knowledge there are no legal or government proceedings required to be described in such registration statement, or any contract or document of a character required to be described in such registration statement, that is not described as required.

         We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter occur whether the same are retroactively or prospectively applied. This opinion is being provided to you, Acquired Fund, only and may not be published by you or relied upon in any respect by any third party, without the prior written consent of a partner in this law firm.